Exhibit 10.1.1


                        PERFORMANCE UNIT AWARD AGREEMENT

     THIS PERFORMANCE UNIT AWARD AGREEMENT ("Agreement") is made and entered effective as of the __ day of _______, 200_, by and between TXU CORP., a Texas corporation ("Company"), and ________ ("Participant").

     WHEREAS, the Company has adopted the TXU Long-Term Incentive Compensation Plan ("Plan"), the purpose of which is to assist the Company in attracting, retaining and motivating executive officers and other key employees essential to the success of the Company through performance-related incentives linked to long-range performance goals; and

     WHEREAS, the Plan provides for various types of stock-based incentive compensation awards to be made to Key Employees of the Company and its Subsidiaries, all as determined in the sole discretion of the Organization and Compensation Committee of the Board of Directors of the Company ("Committee"), which administers the Plan; and

     WHEREAS, in accordance with the provisions of the Plan, the Committee has designated Participant as a Key Employee under the Plan and desires to award Participant performance units payable in cash but valued on the basis of Company common stock as described herein ("Performance Units") in order to carry out the intent and purposes of the Plan all as set forth herein; and

     WHEREAS, this Agreement constitutes part of a prospectus covering the Performance Units which are being awarded hereunder, where Company common stock constituting the value of the Award has been registered under the Securities Act of 1933.

     NOW THEREFORE, in consideration of the covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Award of Performance Units. The Company hereby awards to Participant [[Award]] Performance Units, each such Performance Unit having a value equal to one share of the Company's common stock, without par value, pursuant to the terms and subject to the conditions and restrictions set forth herein.

     2.   Performance Period and Adjustment of Number of Performance Units.

          (a) During the period commencing ___________ and ending ___________ ("Performance Period"), the Company's financial performance, measured in terms of total shareholder return, shall be compared to, and measured against, the performance of other companies within a peer group consisting of the Standard & Poor's 500 Electric Utilities Index ("Peer Group"). Upon the expiration of the Performance Period, the Committee will compare the Company's total shareholder return with the total shareholder return of the companies within the Peer Group and determine the Company's percentile ranking within the Peer Group during the Performance Period. The Company will also set minimum, target and maximum performance levels in terms of the Company's total shareholder return as compared to total shareholder return of the companies within the Peer Group.


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                                                                  Exhibit 10.1.1


          (b) Based on the Company's performance within the Peer Group during the Performance Period, the number of Performance Units shall be adjusted in accordance with the methodology set forth below. For purposes of this Agreement, the term Performance Units will include such adjusted number of Performance Units.

----------------------------------------------------------------------------------------------------------------------
 PERFORMANCE           TOTAL SHAREHOLDER
   LEVELS                RETURN RANGES                INITIAL NUMBER OF PERFORMANCE UNITS ADJUSTED BY THE FOLLOWING:
----------------------------------------------------------------------------------------------------------------------
Maximum            81st Percentile & Above        Maximum payout (200% of Target)
----------------------------------------------------------------------------------------------------------------------
150% of Target     71st - 80.99th Percentiles     Interpolate between 150% of Target & Maximum (150% & 200% of Target)
----------------------------------------------------------------------------------------------------------------------
125% of Target     61st - 70.99th Percentiles     Interpolate between 125% of Target & 150% of Target
----------------------------------------------------------------------------------------------------------------------
Target             51st - 60.99th Percentiles     Interpolate between 100% of Target & 125% of Target
----------------------------------------------------------------------------------------------------------------------
Minimum            41st - 50.99th Percentiles     Interpolate between Minimum & Target (50% to 100% of Target)
----------------------------------------------------------------------------------------------------------------------
Zero               40.99th Percentile & Below     No payout
----------------------------------------------------------------------------------------------------------------------

     3.   Vesting, Valuation and Payment of Award.

          (a) The Performance Units, as adjusted in accordance with the provisions of Section 2(b) above, shall become vested upon the expiration of the Performance Period, and shall be valued as of the date of the Committee's determination of the Company's performance within the Peer Group during the Performance Period ("Valuation Date"), at which time the adjustment described in
Section 2(b) shall be made. In calculating the value of the Award, each Performance Unit will equal the value of the closing price of one (1) share of Company common stock on the Valuation Date.

          (b) The value of the Award, as valued in accordance with the provisions of Section 3(a) above, shall be paid to Participant in cash as soon as reasonably practical following the Valuation Date.

     4.   Forfeiture of Performance Units Under Certain Circumstances.

          (a) Cessation of Employment During Performance Period for Reasons Other Than Death or Disability. If the Participant shall, at any time during the Performance Period, cease to be an employee of the Company or a Subsidiary for any reason whatsoever other than Participant's death or total disability, all Performance Units shall immediately be forfeited by Participant. Upon the forfeiture of the Performance Units, the Participant shall have no further right, title or interest in or to the Performance Units so forfeited, and the forfeited Performance Units shall become available for subsequent Awards under the Plan.

          (b) No Forfeiture Upon Cessation of Employment Due to Death or Disability. If, during the Performance Period, the Participant shall cease to be an employee of the Company or a Subsidiary due to Participant's death or total disability, the Performance Units shall not be forfeited and shall vest and be distributed at the time and in the amount provided for under Section 3 hereof.


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                                                                  Exhibit 10.1.1


     5. Nontransferability. No right of the Participant hereunder may be sold, transferred, pledged, assigned or otherwise alienated, hypothecated or disposed of and any attempt to effect any such sale, transfer, pledge, assignment or disposition shall be null and void and of no force or effect whatsoever.

     6. Dividends. If and when dividends are paid on Company common stock, the number of Performance Units covered by the Award will be increased by: (a) in the case of a dividend paid in cash, the number of full and fractional shares of Company common stock which could have been purchased with the amount of the dividend that would have been paid had each Performance Unit been one (1) share of Company common stock and as if the Performance Units had been invested in the TXU Direct Stock Purchase and Dividend Reinvestment Plan; or (b) in the case of a dividend paid in stock, the number of full and fractional shares of Company common stock which would have been distributed in connection with such dividend had each Performance Unit been one (1) share of Company common stock.

     7. Capital Adjustments. The number of Performance Units covered by this Award shall be subject to adjustment, if any, as the Committee deems appropriate upon the occurrence of certain events and in the manner as described in Section
5.4 of the Plan.

     8. No Right to Employment. Neither this Agreement, nor the Award of the Performance Units provided for herein, shall be construed as giving Participant any right of employment or continued employment with the Company or any affiliated entity of the Company.

     9. Withholding. Participant understands and agrees that the Company shall have the right to deduct or withhold any taxes required by law to be withheld in connection with the Award provided for herein.

     10. Subject to Plan. The Award of the Performance Units and this Agreement are subject to all of the terms and conditions of the Plan (as the Plan may be amended from time to time). In the event of any conflict between the terms and conditions of the Plan and those set forth herein, the terms and conditions of the Plan shall control.

     11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, INTERPRETED AND ADMINISTERED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     12. Severability. In the event any provision of this Agreement shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision or portion of provision, which shall remain in full force and effect as if this Agreement had not contained the invalid, illegal or unenforceable provision or portion.

     13. Amendment. The Committee shall have the right at any time and from time to time, without the approval or consent of Participant, to amend this Agreement if additions and/or changes are made to the Internal Revenue Code of 1986, as amended, any federal or state securities law, or other law or regulation applicable to the Award provided for herein. The Committee shall have the right at any time, and from time to time, to amend this Agreement for any other reason with the consent of Participant.


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                                                                  Exhibit 10.1.1


     14. Award Not Benefit Eligible. Participant understands and agrees that the Award of Performance Units shall be considered as extraordinary, special incentive compensation and will not be included as "earnings," "wages," "salary" or "compensation" in any pension, welfare, life insurance, or other employee benefit plan or arrangement of the Company.

     15. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party hereto at the address shown opposite his/her signature below or at such other address as such party may designate by not less than five (5) days' advance written notice to the other party hereto.

     16. Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     17. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

     18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, guardians and personal representatives. Nothing in this Agreement shall be construed to give any person or entity other than the parties hereto and their respective successors any legal or equitable right, remedy or claim under this Agreement.

     19. Capitalized Terms. Unless otherwise defined herein, each of the capitalized terms used herein shall have the meaning given to such term in the Plan.

     20. Headings. Headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                         TXU CORP.


Address:                                 By:____________________________________
1601 Bryan Street
Dallas, TX 75201
Attn: Corporate Secretary
                                         PARTICIPANT


Address:                                 _______________________________________
_____________________________
_____________________________
_____________________________


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